Exhibit 99

Snap-on Announces Third Quarter 2019 Results

Q3 2019 diluted EPS of $2.96, up 3.9% from Q3 2018, and up 2.8% from Q3 2018 adjusted diluted EPS;
Reported net sales of $901.8 million up 0.4%;
Organic net sales up 1.4%

KENOSHA, Wis.--(BUSINESS WIRE)--October 17, 2019--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the third quarter of 2019.

  Net sales of $901.8 million increased $3.7 million, or 0.4%, from 2018 levels, reflecting a $12.5 million, or 1.4%, organic sales increase and $2.9 million of acquisition-related sales, partially offset by $11.7 million of unfavorable foreign currency translation.
  Operating earnings before financial services for the quarter of $167.7 million, or 18.6% of sales, including $4.4 million of unfavorable foreign currency effects, compared to $173.1 million, or 19.3% of sales, in 2018.
  Financial services revenue of $84.1 million in the third quarter of 2019 increased $2.1 million from 2018 levels; financial services operating earnings of $61.0 million increased $1.7 million from $59.3 million last year.
  Consolidated operating earnings for the quarter of $228.7 million, including $4.7 million of unfavorable currency effects, compared to $232.4 million last year. As a percentage of revenues (net sales plus financial services revenue), consolidated operating earnings were 23.2% and 23.7% in the third quarters of 2019 and 2018, respectively.
  The effective income tax rate of 23.5% in the quarter compared to 24.0% last year. In 2018, the effective income tax rate included a charge of 90 basis points, or $1.8 million, related to the implementation of U.S. tax legislation (the “tax charge”). Excluding the tax charge, the 2018 effective tax rate, as adjusted, was 23.1%.
  Net earnings of $164.6 million, or $2.96 per diluted share, compared to $163.2 million, or $2.85 per diluted share, a year ago. Excluding the above-mentioned tax charge, net earnings, as adjusted, were $165.0 million in 2018, or $2.88 per diluted share.

See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales and measures, as adjusted, excluding the tax charge.

“Our third quarter results were encouraging, demonstrating overall organic growth and clear and positive progress with customers across our U.S. operations. Despite ongoing headwinds related to challenged geographies and to unfavorable currency, we believe the overall macro-environment for vehicle repair and critical industries generally remains favorable and affords ongoing opportunities,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “Through our Snap-on Value Creation Processes, the quarter saw continued strengthening of our product lines, matching the increasing complexity of workplace tasks and reinforcing our commitment to making work easier for serious professionals. Along those lines, Snap-on again was honored to receive product awards from both MOTOR Magazine and the Professional Tools & Equipment News. We believe this recognition confirms Snap-on’s success in connecting with customers and translating that insight into decisive innovations. Finally, our results are only possible with the significant effort and contributions from our franchisees and associates, and I thank them for their capability and their dedication.

Segment Results

Commercial & Industrial Group segment sales of $335.3 million in the quarter increased $5.1 million, or 1.5%, from 2018 levels, reflecting a $9.5 million, or 2.9%, organic sales gain and $1.1 million of acquisition-related sales, partially offset by $5.5 million of unfavorable foreign currency translation. The organic sales increase includes higher sales in the segment’s specialty tools and European-based hand tools businesses, as well as increases with customers in critical industries.

Operating earnings of $48.3 million in the period, including $0.7 million of unfavorable foreign currency effects, compared to $53.0 million in 2018, while the operating margin (operating earnings as a percentage of segment sales) of 14.4% compared to 16.1% a year ago.

Snap-on Tools Group segment sales of $385.2 million in the quarter decreased $4.6 million, or 1.2%, from 2018 levels, reflecting a $1.3 million, or 0.3%, organic sales decline and $3.3 million of unfavorable foreign currency translation. The organic sales decrease includes lower sales in the segment’s international operations, partially offset by higher sales in the United States.

Operating earnings of $53.0 million in the period, including $2.7 million of unfavorable foreign currency effects, decreased $6.3 million from 2018 levels, and the operating margin of 13.8% compared to 15.2% last year.

Repair Systems & Information Group segment sales of $322.7 million in the quarter increased $8.3 million, or 2.6%, from 2018 levels, reflecting a $10.1 million, or 3.2%, organic sales gain and $1.8 million of acquisition-related sales, partially offset by $3.6 million of unfavorable foreign currency translation. The organic sales increase includes higher sales to OEM dealerships and increased sales of diagnostics and repair information products to independent repair shop owners and managers, partially offset by lower sales of undercar equipment.

Operating earnings of $83.3 million in the period, including $1.0 million of unfavorable foreign currency effects, increased $2.6 million from 2018 levels, and the operating margin of 25.8% compared to 25.7% a year ago.

Financial Services operating earnings of $61.0 million on revenue of $84.1 million in the quarter compared to operating earnings of $59.3 million on revenue of $82.0 million a year ago. Originations of $253.5 million in the third quarter decreased $13.5 million, or 5.1%, from 2018 levels.

Corporate expenses of $16.9 million in the quarter compared to $19.9 million last year.

Outlook

Snap-on expects to make continued progress through the remainder of 2019 along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, Snap-on expects that capital expenditures in 2019 will be in a range of $95 million to $105 million, of which $77.8 million was incurred in the first nine months of the year.

Snap-on currently anticipates that its full year 2019 effective income tax rate will be comparable to its full year 2018 effective tax rate of 24.0%.

Conference Call and Webcast on October 17, 2019, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, October 17, 2019, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit https://www.snapon.com/EN/Investors/Investor-Events and click on the link to the call. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website at https://www.snapon.com/EN/Investors/Financial-Information/Quarterly-Earnings.

Non-GAAP Measures

References in this document to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, customer base and geographic expansion, new product development and/or pricing, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. The company’s organic sales disclosures also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in our businesses and facilitates comparisons of our sales performance with prior periods.

For the nine months ended September 28, 2019, the company is including operating earnings before financial services, consolidated operating earnings, net earnings, diluted earnings per share and its effective tax rate, all as adjusted to exclude the impact of an $11.6 million benefit ($8.7 million after tax) from a legal settlement that occurred in the three months ended March 30, 2019.

For the three and nine months ended September 29, 2018, the company is including net earnings, diluted earnings per share and its effective tax rate, all as adjusted, to exclude the impact of $1.8 million and $3.9 million of charges, respectively, related to the implementation of U.S. tax legislation. In addition, for the nine months ended September 29, 2018, the company is including net earnings and diluted earnings per share, both as adjusted to exclude a net gain of $5.5 million ($4.1 million after tax) associated with a treasury lock settlement gain of $13.3 million related to the issuance of debt, partially offset by a $7.8 million expense related to the early extinguishment of debt.

Management believes that these are unusual events and therefore the non-GAAP financial measures adjusted to exclude them provide more meaningful year-over-year comparisons of the company’s 2019 operating performance. For a reconciliation of the adjusted metrics, see “Reconciliation of Non-GAAP Financial Measures” below.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products and support its franchise business. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.7 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 29, 2018, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018

Net sales	$901.8	$898.1	$2,774.8	$2,788.2
Cost of goods sold	(453.7)	(444.2)	(1,381.3)	(1,375.6)
Gross profit	448.1	453.9	1,393.5	1,412.6
Operating expenses	(280.4)	(280.8)	(848.5)	(868.7)
Operating earnings before financial services	167.7	173.1	545.0	543.9

Financial services revenue	84.1	82.0	253.8	247.0
Financial services expenses	(23.1)	(22.7)	(70.1)	(73.0)
Operating earnings from financial services	61.0	59.3	183.7	174.0

Operating earnings	228.7	232.4	728.7	717.9
Interest expense	(12.0)	(12.4)	(36.9)	(38.0)
Other income (expense) – net	2.8	(1.0)	6.4	1.2
Earnings before income taxes and equity earnings	219.5	219.0	698.2	681.1
Income tax expense	(50.4)	(51.5)	(162.9)	(164.9)
Earnings before equity earnings	169.1	167.5	535.3	516.2
Equity earnings (loss), net of tax	0.1	(0.1)	0.9	0.7
Net earnings	169.2	167.4	536.2	516.9
Net earnings attributable to noncontrolling interests	(4.6)	(4.2)	(13.3)	(12.0)
Net earnings attributable to Snap-on Inc.	$164.6	$163.2	$522.9	$504.9

Net earnings per share attributable to Snap-on Inc.:
Basic	$2.99	$2.90	$9.47	$8.95
Diluted	2.96	2.85	9.34	8.78

Weighted-average shares outstanding:
Basic	55.0	56.3	55.2	56.4
Effect of dilutive securities	0.7	1.0	0.8	1.1
Diluted	55.7	57.3	56.0	57.5

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018

Net sales:
Commercial & Industrial Group	$335.3	$330.2	$992.8	$999.6
Snap-on Tools Group	385.2	389.8	1,201.2	1,206.4
Repair Systems & Information Group	322.7	314.4	999.5	994.5
Segment net sales	1,043.2	1,034.4	3,193.5	3,200.5
Intersegment eliminations	(141.4)	(136.3)	(418.7)	(412.3)
Total net sales	$901.8	$898.1	$2,774.8	$2,788.2
Financial Services revenue	84.1	82.0	253.8	247.0
Total revenues	$985.9	$980.1	$3,028.6	$3,035.2

Operating earnings:
Commercial & Industrial Group	$48.3	$53.0	$143.7	$148.5
Snap-on Tools Group	53.0	59.3	191.5	207.2
Repair Systems & Information Group	83.3	80.7	255.5	255.2
Financial Services	61.0	59.3	183.7	174.0
Segment operating earnings	245.6	252.3	774.4	784.9
Corporate	(16.9)	(19.9)	(45.7)	(67.0)
Operating earnings	$228.7	$232.4	$728.7	$717.9
Interest expense	(12.0)	(12.4)	(36.9)	(38.0)
Other income (expense) – net	2.8	(1.0)	6.4	1.2
Earnings before income taxes
and equity earnings	$219.5	$219.0	$698.2	$681.1

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	September 28,	December 29,
	2019	2018

Assets
Cash and cash equivalents	$167.5	$140.9
Trade and other accounts receivable – net	684.8	692.6
Finance receivables – net	533.5	518.5
Contract receivables – net	102.7	98.3
Inventories – net	753.5	673.8
Prepaid expenses and other assets	105.9	92.8
Total current assets	2,347.9	2,216.9

Property and equipment – net	511.8	495.1
Operating lease right-of-use assets	52.4	-
Deferred income tax assets	54.4	64.7
Long-term finance receivables – net	1,084.7	1,074.4
Long-term contract receivables – net	348.6	344.9
Goodwill	920.1	902.2
Other intangibles – net	225.2	232.9
Other assets	51.3	42.0
Total assets	$5,596.4	$5,373.1

Liabilities and Equity
Notes payable	$232.3	$186.3
Accounts payable	205.8	201.1
Accrued benefits	46.8	52.0
Accrued compensation	66.1	71.5
Franchisee deposits	76.8	67.5
Other accrued liabilities	362.3	373.6
Total current liabilities	990.1	952.0

Long-term debt	947.5	946.0
Deferred income tax liabilities	45.8	41.4
Retiree health care benefits	29.9	31.8
Pension liabilities	115.3	171.3
Operating lease liabilities	34.3	-
Other long-term liabilities	108.3	112.0
Total liabilities	2,271.2	2,254.5

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	374.5	359.4
Retained earnings	4,668.3	4,257.6
Accumulated other comprehensive loss	(543.9)	(462.2)
Treasury stock at cost	(1,262.5)	(1,123.4)
Total shareholders' equity attributable to Snap-on Inc.	3,303.8	3,098.8
Noncontrolling interests	21.4	19.8
Total equity	3,325.2	3,118.6
Total liabilities and equity	$5,596.4	$5,373.1

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	September 28,	September 29,
	2019	2018
Operating activities:
Net earnings	$169.2	$167.4
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	17.4	17.0
Amortization of other intangibles	5.5	6.2
Provision for losses on finance receivables	11.4	12.1
Provision for losses on non-finance receivables	5.7	3.9
Stock-based compensation expense	4.6	8.0
Deferred income tax benefit	(1.7)	(2.8)
Loss on sales of assets	0.2	0.6
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(12.3)	(17.4)
Increase in contract receivables	(15.9)	(23.4)
Increase in inventories	(44.5)	(24.8)
(Increase) decrease in prepaid and other assets	10.0	(7.5)
Decrease in accounts payable	(7.4)	(0.2)
Decrease in accruals and other liabilities	(11.1)	(9.3)
Net cash provided by operating activities	131.1	129.8

Investing activities:
Additions to finance receivables	(197.0)	(206.8)
Collections of finance receivables	181.6	184.1
Capital expenditures	(29.6)	(29.9)
Acquisitions of businesses, net of cash acquired	(29.6)	-
Disposals of property and equipment	(0.1)	(0.2)
Other	(2.1)	4.2
Net cash used by investing activities	(76.8)	(48.6)

Financing activities:
Net increase in other short-term borrowings	65.1	38.1
Cash dividends paid	(52.3)	(46.1)
Purchases of treasury stock	(59.7)	(85.7)
Proceeds from stock purchase and option plans	1.6	25.8
Other	(4.2)	(3.4)
Net cash used by financing activities	(49.5)	(71.3)

Effect of exchange rate changes on cash and cash equivalents	(1.3)	-
Increase in cash and cash equivalents	3.5	9.9

Cash and cash equivalents at beginning of period	164.0	112.3
Cash and cash equivalents at end of period	$167.5	$122.2

Supplemental cash flow disclosures:
Cash paid for interest	$(21.4)	$(21.9)
Net cash paid for income taxes	(48.3)	(50.7)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Nine Months Ended
	September 28,	September 29,
	2019	2018
Operating activities:
Net earnings	$536.2	$516.9
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	52.2	52.0
Amortization of other intangibles	16.3	19.2
Provision for losses on finance receivables	35.8	41.5
Provision for losses on non-finance receivables	14.4	9.4
Stock-based compensation expense	18.7	22.6
Deferred income tax provision (benefit)	10.7	(6.9)
Loss on sales of assets	0.8	0.7
Loss on early extinguishment of debt	-	7.8
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(8.4)	(26.5)
Increase in contract receivables	(12.9)	(27.9)
Increase in inventories	(97.3)	(49.3)
Increase in prepaid and other assets	(17.0)	(1.1)
Increase in accounts payable	9.2	25.2
Decrease in accruals and other liabilities	(80.8)	(35.0)
Net cash provided by operating activities	477.9	548.6

Investing activities:
Additions to finance receivables	(628.1)	(643.5)
Collections of finance receivables	565.1	564.0
Capital expenditures	(77.8)	(68.5)
Acquisitions of businesses, net of cash acquired	(38.9)	(3.0)
Disposals of property and equipment	0.3	0.3
Other	(1.3)	1.3
Net cash used by investing activities	(180.7)	(149.4)

Financing activities:
Proceeds from issuance of long-term debt	-	395.4
Repayments of long-term debt	-	(457.8)
Repayment of notes payable	-	(16.8)
Net increase in other short-term borrowings	46.9	0.9
Cash dividends paid	(157.6)	(138.9)
Purchases of treasury stock	(167.2)	(184.4)
Proceeds from stock purchase and option plans	26.2	54.1
Other	(18.5)	(19.6)
Net cash used by financing activities	(270.2)	(367.1)

Effect of exchange rate changes on cash and cash equivalents	(0.4)	(1.9)
Increase in cash and cash equivalents	26.6	30.2

Cash and cash equivalents at beginning of year	140.9	92.0
Cash and cash equivalents at end of period	$167.5	$122.2

Supplemental cash flow disclosures:
Cash paid for interest	$(44.8)	$(49.7)
Net cash paid for income taxes	(140.5)	(148.1)

Non-GAAP Supplemental Data

The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and "Financial Services" businesses.

The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses were eliminated to arrive at the Condensed Consolidated Financial Statements.
SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018

Net sales	$901.8	$898.1	$-	$-
Cost of goods sold	(453.7)	(444.2)	-	-
Gross profit	448.1	453.9	-	-
Operating expenses	(280.4)	(280.8)	-	-
Operating earnings before financial services	167.7	173.1	-	-

Financial services revenue	-	-	84.1	82.0
Financial services expenses	-	-	(23.1)	(22.7)
Operating earnings from financial services	-	-	61.0	59.3

Operating earnings	167.7	173.1	61.0	59.3
Interest expense	(11.9)	(12.3)	(0.1)	(0.1)
Intersegment interest income (expense) – net	17.3	16.8	(17.3)	(16.8)
Other income (expense) – net	2.9	(1.0)	(0.1)	-
Earnings before income taxes and equity earnings	176.0	176.6	43.5	42.4
Income tax expense	(39.2)	(40.7)	(11.2)	(10.8)
Earnings before equity earnings	136.8	135.9	32.3	31.6
Financial services – net earnings
attributable to Snap-on	32.3	31.6	-	-
Equity earnings (loss), net of tax	0.1	(0.1)	-	-
Net earnings	169.2	167.4	32.3	31.6
Net earnings attributable to noncontrolling interests	(4.6)	(4.2)	-	-
Net earnings attributable to Snap-on	$164.6	$163.2	$32.3	$31.6

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Nine Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018

Net sales	$2,774.8	$2,788.2	$-	$-
Cost of goods sold	(1,381.3)	(1,375.6)	-	-
Gross profit	1,393.5	1,412.6	-	-
Operating expenses	(848.5)	(868.7)	-	-
Operating earnings before financial services	545.0	543.9	-	-

Financial services revenue	-	-	253.8	247.0
Financial services expenses	-	-	(70.1)	(73.0)
Operating earnings from financial services	-	-	183.7	174.0

Operating earnings	545.0	543.9	183.7	174.0
Interest expense	(36.7)	(37.7)	(0.2)	(0.3)
Intersegment interest income (expense) – net	52.8	52.9	(52.8)	(52.9)
Other income (expense) – net	6.5	1.1	(0.1)	0.1
Earnings before income taxes and equity earnings	567.6	560.2	130.6	120.9
Income tax expense	(129.1)	(133.7)	(33.8)	(31.2)
Earnings before equity earnings	438.5	426.5	96.8	89.7
Financial services – net earnings
attributable to Snap-on	96.8	89.7	-	-
Equity earnings, net of tax	0.9	0.7	-	-
Net earnings	536.2	516.9	96.8	89.7
Net earnings attributable to noncontrolling interests	(13.3)	(12.0)	-	-
Net earnings attributable to Snap-on	$522.9	$504.9	$96.8	$89.7

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	September 28,	December 29,	September 28,	December 29,
	2019	2018	2019	2018

Assets
Cash and cash equivalents	$167.3	$140.5	$0.2	$0.4
Intersegment receivables	13.9	15.1	-	-
Trade and other accounts receivable – net	684.1	692.1	0.7	0.5
Finance receivables – net	-	-	533.5	518.5
Contract receivables – net	6.5	6.6	96.2	91.7
Inventories – net	753.5	673.8	-	-
Prepaid expenses and other assets	105.4	100.2	8.7	0.5
Total current assets	1,730.7	1,628.3	639.3	611.6

Property and equipment – net	510.1	493.5	1.7	1.6
Operating lease right-of-use assets	50.8	-	1.6	-
Investment in Financial Services	336.2	329.5	-	-
Deferred income tax assets	34.9	45.8	19.5	18.9
Intersegment long-term notes receivable	733.3	701.3	-	-
Long-term finance receivables – net	-	-	1,084.7	1,074.4
Long-term contract receivables – net	15.3	11.9	333.3	333.0
Goodwill	920.1	902.2	-	-
Other intangibles – net	225.2	232.9	-	-
Other assets	61.5	51.9	0.2	0.1
Total assets	$4,618.1	$4,397.3	$2,080.3	$2,039.6

Liabilities and Equity
Notes payable	$232.3	$186.3	$-	$-
Accounts payable	204.3	199.6	1.5	1.5
Intersegment payables	-	-	13.9	15.1
Accrued benefits	46.8	52.0	-	-
Accrued compensation	62.7	66.8	3.4	4.7
Franchisee deposits	76.8	67.5	-	-
Other accrued liabilities	342.4	355.4	28.1	26.1
Total current liabilities	965.3	927.6	46.9	47.4

Long-term debt and intersegment long-term debt	-	-	1,680.8	1,647.3
Deferred income tax liabilities	45.8	41.4	-	-
Retiree health care benefits	29.9	31.8	-	-
Pension liabilities	115.3	171.3	-	-
Operating lease liabilities	33.0	-	1.3	-
Other long-term liabilities	103.6	106.6	15.1	15.4
Total liabilities	1,292.9	1,278.7	1,744.1	1,710.1

Total shareholders' equity attributable to Snap-on	3,303.8	3,098.8	336.2	329.5
Noncontrolling interests	21.4	19.8	-	-
Total equity	3,325.2	3,118.6	336.2	329.5
Total liabilities and equity	$4,618.1	$4,397.3	$2,080.3	$2,039.6

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Reconciliation of Non-GAAP Financial Measures
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018
AS REPORTED

Benefit related to the settlement of a litigation
matter ("legal settlement")
Pre-tax legal settlement	$-	$-	$11.6	$-
Income tax expense	-	-	(2.9)	-
Legal settlement, after tax	$-	$-	$8.7	$-

Weighted-average shares outstanding - diluted	55.7	57.3	56.0	57.5

Diluted EPS - legal settlement	$-	$-	$0.15	$-

Debt-related items ("net debt items")
Gain on settlement of treasury lock (A)
Gain on settlement of treasury lock	$-	$-	$-	$13.3
Income tax expense	-	-	-	(3.3)
Gain on settlement of treasury lock, after tax	$-	$-	$-	$10.0

Weighted-average shares outstanding - diluted	55.7	57.3	56.0	57.5

Diluted EPS - gain on settlement of treasury lock	$-	$-	$-	$0.17

Loss on early extinguishment of debt (B)
Loss on early extinguishment of debt	$-	$-	$-	$(7.8)
Income tax benefit	-	-	-	1.9
Loss on early extinguishment of debt, after tax	$-	$-	$-	$(5.9)

Weighted-average shares outstanding - diluted	55.7	57.3	56.0	57.5

Diluted EPS - loss on early extinguishment of debt	$-	$-	$-	$(0.10)

Net debt items (A + B)
Net debt items	$-	$-	$-	$5.5
Income tax expense	-	-	-	(1.4)
Net debt items, after tax	$-	$-	$-	$4.1

Weighted-average shares outstanding - diluted	55.7	57.3	56.0	57.5

Diluted EPS - net debt items	$-	$-	$-	$0.07

Adjustments related to implementation of tax
legislation ("tax charge")
Tax charge	$-	$(1.8)	$-	$(3.9)

Weighted-average shares outstanding - diluted	55.7	57.3	56.0	57.5

Diluted EPS - tax charge	$-	$(0.03)	$-	$(0.07)

SNAP-ON INCORPORATED
Reconciliation of Non-GAAP Financial Measures (continued)
(Amounts in millions, except per share data)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 28,	September 29,	September 28,	September 29,
		2019	2018	2019	2018
ADJUSTED INFORMATION - NON-GAAP

1)	Operating earnings before financial services
	As reported	$167.7	$173.1	$545.0	$543.9
	Legal settlement	-	-	(11.6)	-
	As adjusted	$167.7	$173.1	$533.4	$543.9

	Operating earnings before financial services
	as a percentage of sales
	As reported	18.6%	19.3%	19.6%	19.5%
	As adjusted	18.6%	19.3%	19.2%	19.5%

2)	Operating earnings
	As reported	$228.7	$232.4	$728.7	$717.9
	Legal settlement	-	-	(11.6)	-
	As adjusted	$228.7	$232.4	$717.1	$717.9

	Operating earnings as a percentage of revenue
	As reported	23.2%	23.7%	24.1%	23.7%
	As adjusted	23.2%	23.7%	23.7%	23.7%

3)	Net earnings attributable to Snap-on Incorporated
	As reported	$164.6	$163.2	$522.9	$504.9
	Legal settlement, after tax	-	-	(8.7)	-
	Net debt items, after tax	-	-	-	(4.1)
	Tax charge	-	1.8	-	3.9
	As adjusted	$164.6	$165.0	$514.2	$504.7

4)	Diluted EPS
	As reported	$2.96	$2.85	$9.34	$8.78
	Legal settlement, after tax	-	-	(0.15)	-
	Net debt items, after tax	-	-	-	(0.07)
	Tax charge	-	0.03	-	0.07
	As adjusted	$2.96	$2.88	$9.19	$8.78

5)	Effective tax rate
	As reported	23.5%	24.0%	23.8%	24.6%
	Tax charge	-	-0.9%	-	-0.5%
	As adjusted	23.5%	23.1%	23.8%	24.1%

Contacts

Investors:
Sara Verbsky
262/656-4869

Media:
Samuel Bottum
262/656-5793